EXHIBIT 99.233

1997 Operating Plan FOCUS January 1997 Grid Maintenance & Construction 97

Contents I. Introduction 3 II. Goals and Targets 4 III. Resources 5 IV. Key Actions 8 97

Introduction Fellow Employees: We will be facing many challenges in 1997 and today is a perfect opportunity for us to evaluate the work we are currently doing. We should take this opportunity to determine if all our work is critical to our business. I truly believe that for our department to be successful and to accomplish our mission and goals we need to stay focused on the critical things that provide the highest value to our department. To be successful in our business, we need to provide safe and reliable services and reinforce that employees are our most important asset. It is also very important that each of us understands our department's cost drivers and for all of us to be more knowledgeable about our business and customers needs. If each and every one of us focus on our Critical Success Factors, together we can achieve these goals. Work Safely Luther Dow 97

97 Goals and Targets

Grid M&C Mission

Grid M&C's mission is to be a national leader in the Grid business by providing safe, reliable, responsive, low cost service while earning authorized returns for shareholders.

Blueprint	1997 Goals	1997 Targets
Customer Service: ***Safety***	**Safety** Injury & Illness Free Workplace	▪ OSHA Recordables. ▪ Lost Work Day Comparison.
Customer Services: ***Reliability***	**Employees** Build and Retain skill base.	▪ Train all employees on Skill Management System (SMS).
	Reliability Reduce customer outages.	▪ <10.5 outage minutes per PG&E customer (excluding major events)
Product Price	**Competative Price** Improve understanding of cost drivers.	▪ <$600 Line expense/circuit mile ▪ <$175 Substation expense/MVA
Customer Service: ***Focus***	**Customer Focus** Improve customer understanding.	▪ Contact 25% of our direct Customers.
Financial Performance	**Business Knowledge** Improve business and marketing skills.	▪ Communicate income statement analysis monthly.

4

Resources Grid Maintenance & Construction's financial budget for 1997 is $141 Million which includes $48 Million for expense and $93 Million for capital. 1996 Planned Net Income for the Grid Business is $98 Million. Capital Expense 1996 93 48 Operating Expense Indirect Capital Corp. Services Income Taxes Capital 82875 16803 129587 23402 57913 1997 Budget 1996 Income Statement Expense 97

Resources Cont. Grid Maintenance & Construction forecasted workload for 1997 is 1104 manyears. Grid M&C has 879 positions in five major groups: Construction, Line Maintenance, Substation Maintenance, Engineering and Asset Management. We forecast 60 Hiring Hall and 165 CES manyears. 97 GRID M&C CES Hiring Hall 879 165 60 GRID M&C 1997 Workload

Resources Cont. 97

1997 Key Actions To achieve our five year goals in the GM&C Business Plan, specific actions need to be completed in 1997. These actions are in the areas of: Customer Service - Safety Customer Service - Employees Customer Service - Reliability Product Price Customer Service - Focus Financial Performance 97

Customer Service - Safety 1997 Key Actions Incidents Establish an injury and illness free work place through an employee driven safety program. Demonstrate improvement on safety communications, both positive and negative performance. Develop a more proactive approach to safety by implementing job safety analysis. 97

Customer Service - Employees 1997 Key Actions Employees Promote teamwork to create a positive environment through mutual trust and sincerity. Improve our ability to attract and retain competent employees. Build and retain skill base and future core competencies through technology. - Ensure all Grid M&C employees are trained on the Skill Management System (SMS) and all required data is entered into SMS database. - All Grid M&C Employee Development Inventories (EDI) are completed with supervisors by 1997. 97

1997 Key Actions High Reliability Ensure that analyses are done on each circuit and equipment class by rank of importance. Increase energized work. Increase analysis of system problems in order to eliminate root cause and take corrective actions. Fully commit to Maintenance (RCM) and Construction scheduling using supporting software. Focus software development efforts in this area. Customer Service - Reliability 97

Product Price 1997 Key Actions Competitive Price Improve understanding of cost drivers by developing Performance measures ($/MVA, $/Circuit Mile) with supportive analysis and forecasts. Communicate income statement analysis to all Grid M&C employees. Be the company leader in SAP user proficiency. Fully support the implementation of HR and WMS modules. 97

Customer Service - Focus 1997 Key Actions Customer Understanding Identify Grid M&C's customers. Develop a survey to understand Grid M&C's customers needs. Contact 25% of our direct customer in 1997. 97

Financial Performance 1997 Key Actions Business and Marketing Skills Communicate current benchmarking results to Grid M&C employees. Identify Grid M&C strengths and weaknesses. Communicate Grid M&C financial performance to employees to enhance their understanding of the relationship between work and revenue. 97